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                                                                    EXHIBIT 10.7

                                                                     FIELD(Name)
                                                           GRANT #FIELD(Grant #)

                                 BEVERLY ENTERPRISES, INC.
                               PERFORMANCE SHARES AGREEMENT

                     ENTERED INTO UNDER THE AMENDED AND RESTATED BEVERLY ENTERPRISES, INC. 1993 LONG-TERM INCENTIVE STOCK PLAN

         Subject to the terms and conditions of the Company's Amended and Restated 1993 Long- Term Incentive Stock Plan (the "Plan") and of this Performance Shares Agreement (the "Agreement"), and contingent upon Participant agreeing to be bound hereby and evidencing such by executing this Agreement and returning an executed copy of this Agreement to Beverly Enterprises, Inc. (the "Company"), the Compensation Committee of the Board of Directors (the "Committee") does hereby grant Participant that number of shares (the "Shares") of Common Stock set forth in Section 11.

TERMS AND CONDITIONS

         The Company and Participant do hereby agree as follows:

         1. Issuance of Shares. The Shares shall be issued in the name of Participant as of February 9, 1996 but, until both the Service Condition and the Performance Condition (as hereinafter defined) are satisfied, certificates evidencing the Shares shall be held by the Secretary of the Company. Prior to the Service Condition and the Performance Condition being satisfied, the Shares shall be unvested and subject to forfeiture, as provided pursuant to Section 4. Subject to section 4, upon the Service Condition and the Performance Condition being satisfied, the Shares shall become fully vested and nonforfeitable and, subject to the requirements of Section 5, if requested by the Participant, certificates representing the Shares shall be delivered to the Participant, free of any legends, other than any legend that the Company's General Counsel shall determine is necessary or advisable to satisfy any law, securities exchange rule, or other requirement or regulation that may be applicable.

         2. Service Condition. The Service Condition shall be satisfied upon the earliest to occur of the following events:

         (A) Participant shall have remained employed by the Company or one of its Subsidiaries or Affiliates through the applicable Vesting Date set forth in Section 11 of this Agreement.

         (B) Participant shall have ceased to be employed by the Company, its Subsidiaries and Affiliates (as applicable) on account of circumstances, if any, that at the time of such cessation of employment the Committee expressly determines constitute satisfaction of the Service Condition; and





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         (C)     a Change in Control of the Company.

         3. Performance Condition. The Performance Condition shall be satisfied upon the earliest to occur of the following events:

         (A) The closing price of the Company's Common Stock on the New York Stock Exchange shall have been at least equal to the Target Price for five
(5) consecutive trading days on the New York Stock Exchange during the Performance Period. Achievement of the Target Price for any Performance Period shall be deemed to be achievement of the Target Price for any prior Performance Periods. In addition, achievement of a Target Price related to any Performance Period, prior to that Performance Period shall be deemed satisfaction of the Performance Condition for that Performance Period.

         (B)     A Change in Control of the Company.

         4. Forfeiture of Shares. Notwithstanding anything to the contrary in this Agreement or otherwise, upon Participant's ceasing to be employed by the Company, its Subsidiaries and Affiliates prior to, or under circumstances not constituting, satisfaction of the Service Condition, Participant shall immediately forfeit the Shares and they shall be canceled and returned to the Company.

         5. Taxes. The Participant acknowledges that the vesting of Shares will give rise to income tax liability to the Participant unless the Participant has made an election under Section 83 (b) of the Code and previously paid the appropriate income taxes with respect to the Shares. The Participant agrees that the Company may utilize any Shares to satisfy its withholding obligations with respect to such income tax liability of the Participant if other arrangements acceptable to the Company have not been made by the Participant and that the Company may hold any Shares until it has been satisfied that the conditions to its obtaining an appropriate deduction have been met.

         6. Voting Rights; Dividends. Unless and until the Shares are forfeited pursuant to Section 4, the Participant shall have the right to vote the Shares. Unless and until the Shares are forfeited pursuant to Section 4, the Participant shall be entitled to any dividend or distribution with respect to the Shares; provided, however that in the event any such dividend or distribution is made in the form of Common Stock or other securities or property or in the form of rights under which such are issuable, such Common Stock, securities and/or property shall be subject to the same terms and conditions, including forfeiture and nontransferability provisions, applicable to the Shares, as set forth in this Agreement, and for purposes of this Agreement the term "Shares" shall be deemed to include any such Common Stock, securities and property.

         7. No Assignment or Transfer. Except as may be provided in a qualified domestic relations order as defined in the Internal Revenue Code ("Code"), prior to satisfaction of the Service Condition and the Performance Condition, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and any purported attempt to sell,






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transfer or otherwise alienate or hypothecate the Shares shall be null and void. Except as may be provided in a qualified domestic relations order as defined in the Code, all rights with respect to the Shares shall be exercisable during the Participant's lifetime only by such Participant or his guardian or legal representative.

         8. Status of Shares; Applicability of Plan. The Shares shall be deemed for all purposes to be Awards of Restricted Stock under and subject to
Article VII of the Plan and such further terms and conditions of the Plan applicable to such form of Awards. The Shares shall be subject to such provisions as the Company's General Counsel shall determine to be necessary or advisable to satisfy any law, securities exchange rule, or other requirement or regulation that may be applicable. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

         9. Arbitration. Any claim, dispute or other matter in question of any kind relating to, or arising under, this Agreement shall be settled by binding arbitration held in Fort Smith, Arkansas and conducted under and in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. Except as to any matter as to which this Agreement or the Plan expressly provides that the determination or decision of the Committee is final and binding, the decision of the arbitrator shall be final and may be entered as a judgment and enforced in any court of competent jurisdiction. The parties hereto hereby expressly waive any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages.

         10.     This Agreement.    This Agreement shall be binding upon and
inure to the benefit of the Company and the Participant and their respective heirs, beneficiaries, legal representatives, successors and assigns. The captions and headings in this Agreement are provided for reference only and are not to serve as a basis for interpretation or construction of this Agreement. This Agreement (together with the Plan) constitutes the entire agreement between the parties, supersedes any prior agreements, and may only be amended by an instrument in writing signed by the patties hereto. No waiver of any breach hereof shall be deemed to constitute a waiver of a future breach. This Agreement shall be governed by the laws of the State of Delaware, unless preempted by federal law. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.     Definitions.  For purposes of this Agreement:

         "Participant" shall mean FIELD(Name).





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         "Performance Period" shall mean each of the calendar year beginning
January 1, 1996 and successive calendar years through the calendar year beginning January 1, 2000.

         "Shares" shall mean FIELD(Shares) shares of Common Stock.

         "Target Price" shall mean, as to any Performance Period, the price per share indicated in the Vesting Grid for such Performance Period.

         "Vesting Date" shall mean, for any Performance Period, February 10 of the following calendar year.

         "Vesting Grid" shall mean the table below, setting for the Vesting Date, Target Price and Vesting Percentage of each Performance Period.

         "Vesting Percentage" shall mean, as of any Vesting Date, the cumulative percentage of Shares, indicated in the Vesting Grid, that will vest upon achievement of the Performance Condition and the Service Condition.



                                      Vesting Grid

Performance Period                1996      1997    1998     1999   2000
Vesting Date                      2/10/97  2/10/98 2/10/99  2/10/00 2/10/01

Target Price                      $14      $16 1/8 $18 1/2  $21 3/8 $24 1/2

Vesting Percentage                10%      30%      50%     75%     100%


         12. Term. This Agreement will expire and terminate on December 31, 2001. Any remaining unvested Shares shall be cancelled.








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         IN WITNESS WHEREOF, the parties have signed this Agreement to be effective as of February 9, 1996.


                                           PARTICIPANT:




                                           FIELD(Name)

                                           Social Security Number



                                           BEVERLY ENTERPRISES, INC.



                                           By:
                                               ---------------------------------
                                                   Chairman of the Board and
                                                   Chief Executive Officer

ATTEST:



By:
    ------------------------------------
         Executive Vice President, General Counsel
         and Secretary





(Seal)





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